                                                                  EXHIBIT 10.22


NationsBank of Texas, NA.


                                 LOAN AGREEMENT

        This Loan Agreement (the "Agreement") dated as of May 16,1997, by and between NationsBank, N.A. a national banking association ("Bank") and the Borrower described below.

        [THIS AGREEMENT CONTAINS SOME PROVISIONS PRECEDED BY BOXES. MARK ONLY THOSE BOXES BESIDE PROVISIONS WHICH WILL BE APPLICABLE TO THIS TRANSACTION. A BOX WHICH IS NOT MARKED MEANS THAT THE PROVISION BESIDE IT IS NOT APPLICABLE TO THIS TRANSACTION.]

        In consideration of the Loan or Loans described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Bank and Borrower agree as follows:

              1. DEFINITIONS AND REFERENCE TERMS. In addition to any other terms defined herein, the following terms shall have the meaning set forth with respect thereto:

                     A.     BORROWER: Tandy Brands Accessories, Inc.
                                     ---------------------------
                            a Delaware Corporation
                              ----------------------------------


                     B.     BORROWER'S ADDRESS:
                            690 East Lamar Blvd.
                            ------------------------------------
                            Suite 200
                            ------------------------------------
                            Arlington, Texas 76011
                            ------------------------------------

                     C. Accounting Terms. All accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under generally accepted accounting principles ("GAAP") as in effect from time to time consistently applied, with respect to the financial statements referenced in Section 3.H. hereof.

                     D. "Acquistion Capital Expenditures" shall mean for any period the aggregate expenditures, costs, financings (which shall include Capitalized Lease financings or transactions including such leases) cash expended, stock transactions or other methods of purchasing a tangible fixed asset or capital asset i.e., the total "Purchase Price" of such acquisition which shall be supported by appraisals, accounting practices sales contracts or other evidence generally utilized in reflecting the purchase price of acquisitions and which purchase price will be reflected in the Borrower's financial statements.

                     E. "Capital Expenditures" shall mean, for any period, the aggregate of all expenditures and costs of the Borrower (whether paid in cash or accrued as liabilities during that period and including that portion of Capitalized Leases of the Borrower) during such period that, in conformity with GAAP, are required to be included in or classified as property, plant or equipment or another similar fixed asset account reflected on the balance sheet of the Borrower.

                     F. Current Assets. Current Assets means the aggregate amount of all Borrower's assets which would, in accordance with GAAP properly be defined as current assets.

                     G. Current Liabilities. Current Liabilities means the aggregate amount of all current liabilities as determined in accordance with GAAP, but in any event shall include all liabilities except those having a maturity date which is more than one year from the date as of which such computation is being made.

                     H. "EBITDA" Shall mean pretax income plus Interest Expense plus amortization and depreciation.

                     I. "Effective Date" with respect of this Agreement, shall mean May 16, 1997.

                     J. "Fixed Charges" shall mean, as of any date, on a consolidated basis, the sum of Borrower's (i) cash Interest Expense, (ii) scheduled principal payments, (iii) Capital Expenditures excluding Acquisition Capital Expenditures, (iv) cash dividends, (v) treasury stock repurchased and
(vi) cash tax expenses.

                     K. "Funded Indebtedness" shall mean, as of any date, the sum of the following (without duplication): (i) all Indebtedness of Borrower as of such date, other than consolidated Current Liabilities, (ii) all Indebtedness which would be classified as "funded indebtedness" or "long-term indebtedness" on a consolidated balance sheet of Borrower prepared as of such date in accordance with GAAP, (iii) all Indebtedness, whether secured or unsecured, of Borrower having a final maturity (or which is renewable or extendible at the option of the obligor for a period ending more than one year after the date of creation thereof), notwithstanding the fact that payments made by the obligor less than one year after the date of creation thereof and notwithstanding the fact that any amount thereof is at the time included also in consolidated Current Liabilities of such obligor, (iv) all Indebtedness of Borrower outstanding under a revolving credit or similar agreement providing for borrowings (and renewals and extensions thereof) over a period of more than one year, notwithstanding the fact that any such Indebtedness is created within one year of the expiration of such agreement.

                     L. "GAAP" shall mean generally accepted accounting principles in the United States of America, applied on a basis consistent with those used in the preparation of the financial statements.

                     M. "Governmental Authority" shall mean any Federal, state, municipal or other governmental department, commission, board, bureau, agency court or instrumentality, domestic or foreign.

                     N. "Highest Lawful Rate" shall have the meaning ascribed thereto in the Note.

                     0. Hazardous Materials Hazardous Materials include all materials defined as hazardous materials or substances under any local, state or federal environmental laws, rules or regulations, and petroleum, petroleum products, oil and asbestos.

                     P. Loan. Any loan described in Section 2 hereof and any subsequent loan which states that is subject to this Loan Agreement.

                     Q. Loan Documents. Loan Documents means this Loan Agreement and any and all promissory notes executed by Borrower in favor of Bank and all other documents, instruments, guarantees, certificates and agreements executed and/or delivered by Borrower, any guarantor or third party in connection with any Loan.

                     R. Maturity Date. Shall mean two (2) years from the effective date, unless otherwise extended by Bank at its sole discretion.

                     S. Permitted Liens. Liens permitted as described in Exhibit A attached hereto.

              2.     LOANS.

                     A. Loan. Bank hereby agrees to make (or has made) one or more loans to Borrower in the aggregate principal face amount of $5,000,000. The obligation to repay the loans is evidenced by a promissory note or notes dated May 16, 1997 (the promissory note or notes together with any and all renewals, extensions or rearrangements thereof being hereafter collectively referred to as the "Note") having a maturity date, repayment terms and interest rate as set forth in the Note.

                     i.     [X]    Revolving Credit Feature.  The Loan provides
for a revolving line of credit (the "Line") under which Borrower may from time to time, borrow, repay and re-borrow funds.

                     ii.    [X]    Useage Fee.  Borrower will pay hereafter on
August 1, 1997 and on the lst day of each Aug., Nov., Feb., May for the period from and including the date the Line was established to and including the maturity date of the Line, a usage fee at a rate per annum of 1/4% of the [X] average daily unused portion of the Line during such period [ ] average daily used portion of the Line during such period [ ] committed amount of the Line. The Borrower may at any time upon written notice to the Bank permanently reduce the amount of the Line at which time the obligation of the Borrower to pay a usage fee shall thereupon correspondingly be reduced.

              3. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrant to Bank as follows:

                     A. Good Standing. Borrower is a Corporation, duly organized, validly existing and in good standing under the laws of Delaware and has the power and authority to own its property and to carry on its business in each jurisdiction in which Borrower does business.

                     B. Authority and Compliance. Borrower has full power and authority to execute and deliver the Loan Documents and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body of Borrower. No consent or approval of any public authority or other third party is required as a condition to the validity of any Loan Document, and Borrower is in compliance with all laws and regulatory requirements to which it is subject.

                     C. Binding Agreement. This Agreement and the other Loan Documents executed by Borrower constitute valid and legally binding obligations of Borrower, enforceable in accordance with their terms.

                     D.     Litigation.    There is no proceeding involving
Borrower pending or, to the knowledge of Borrower, threatened before any court or governmental authority, agency or arbitration authority, except as disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement.

                     E. No Conflicting Agreements. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the organization, power or authority of Borrower and no provision of any existing agreement, mortgage, indenture or contract binding on Borrower or affecting its property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents.

                     F. Ownership of Assets. Borrower has good title to its assets, and its assets are free and clear of liens, except those granted to Bank and as disclosed to Bank in writing prior to the date of this Agreement, except permitted liens hereinafter defined.

                     G. Taxes. All taxes and assessments due and payable by Borrower have been paid or are being paid are being contested in good faith by appropriate proceedings and the Borrower has filed all tax returns which it is required to file.

                     H. Financial Statements. The financial statements of Borrower heretofore delivered to Bank have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved and fairly present Borrower's financial condition as of the date or the dates thereof, and there has been no material adverse change in Borrower's financial condition or operations since December 31, l997. All factual information furnished by Borrower to Bank in connection with this Agreement and the other Loan Documents is and will be accurate and complete in all material respects on the date as of which such information is delivered to Bank and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading.

         I.      PLACE OF BUSINESS. Borrower's chief executive office is
                 located at
                 690 East Lamar Blvd.
                 ---------------------------------------------------
                 Suite 200
                 ---------------------------------------------------
                 Arlington, TX 76011
                 ---------------------------------------------------

        J. ENVIRONMENTAL. The conduct of Borrower's business operations and the condition of Borrower's property does not and will not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency, any applicable local or state law, rule, regulation or rule of common law or any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

        K. CONTINUATION OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of any advance under any Loan.

   4. AFFIRMATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will, unless Bank consents otherwise in writing (and without limiting any requirement of any other Loan Document):

        A. FINANCIAL CONDITION. Maintain Borrower's financial condition as follows, determined in accordance with GAAP applied on a consistent basis throughout the period involved except to the extent modified by the following definitions:

                Funded Indebtedness to EBITDA Ratio. Not permit the ratio of Borrower's Funded Indebtedness to EBITDA for the trailing four (4) quarters to be greater than 3.00 to 1.00 at any time during the term of this Agreement, but tested as of the end of each fiscal quarter, beginning June 30, 1997.

                Fixed Charge Ratio. Not permit the ratio of EBITDA to Fixed Charges for the trailing four (4) quarters to be less than 1.50 to 1.00 at any time during the term of this Agreement, but tested as of the end of each fiscal quarter, beginning June 30, 1997.

        B. FINANCIAL STATEMENTS AND OTHER INFORMATION. Maintain a system of accounting reasonably satisfactory to Bank and in accordance with GAAP applied on a consistent basis throughout the period involved, permit Banks's officers or authorized representatives to visit and inspect Borrower's books of account and other records at such reasonable times and as often as Bank may desire, and pay the reasonable fees and disbursements of any accountants or other agents of Bank selected by Bank for the foregoing purposes. Unless written notice of another location is given to Bank, Borrower's books and records will be located at Borrower's chief executive office set forth above. All financial statements called for below shall be prepared in form and content reasonably acceptable to Bank and by independent certified public accountants acceptable to Bank, except the quarterly financial statements referred to in paragraph 4.B ii below which will be internally prepared by borrower.

In addition, Borrower will:

      i.[X]     Furnish to Bank Audited financial statements of Borrower for each fiscal year Borrower, within 90 days after the close of each such fiscal year.

     ii.[X]     Furnish to Bank Internally Prepared financial statements
(including a balance sheet and profit and loss statement) of Borrower for each Quarter of each of the first three quarters of each fiscal year of Borrower, within 45 days after the close of each such period.

    iii.[X]     Furnish to Bank a compliance certificate for (and executed by an authorized officer of) Borrower concurrently with and dated as of the date of delivery of each of the financial statements as required in paragraphs i and ii above, containing (a) a certification that the financial statements of even date fairly present in all material respects the financial position and results of operation and cash flow of Borrower at the date and for the period indicated subject to changes resulting from year-end adjustments, and that the borrower is not in default under the terms of this Agreement, and (b) computations and conclusions, in such detail as Bank may request, with respect to compliance with this Agreement, and the other Loan Documents, including computations of all quantitative covenants.

        iv. [X]         Furnish to Bank promptly such additional information,
reports and statements respecting the business operations and financial condition of Borrower, from time to time, as Bank may reasonably request.

                C. INSURANCE. Maintain insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses, specifically to include fire and extended coverage insurance covering all assets, workers compensation insurance and liability insurance. Satisfactory evidence of such insurance will be supplied to Bank prior to funding under the Loan(s) and 30 days prior to each policy renewal.

                D. EXISTENCE AND COMPLIANCE. Maintain its existence, good standing and qualification to do business, where required and comply with all laws, regulations and governmental requirements including, without limitation, environmental laws applicable to it or to any of its property, business operations and transactions.

                E. ADVERSE CONDITIONS OR EVENTS. Promptly advise Bank in writing of (i) any condition, event or act which comes to its attention that would or might materially adversely affect Borrower's financial condition or operations or Bank's rights under the Loan Documents, (ii) any material litigation filed by or against Borrower, (iii) any event that has occurred that would constitute an event of default under any Loan Documents and (iv) any material uninsured or partially uninsured loss through fire, theft, liability or property damage.

                F. TAXES AND OTHER OBLIGATIONS. Pay all of its taxes, assessments and other obligations, including, but not limited to taxes, costs or other expenses arising out of this transaction, as the same become due and payable, except to the extent the same are being contested in good faith by appropriate proceedings in a diligent manner.

                G. MAINTENANCE. Maintain all of its tangible property in good condition and repair, ordinary wear and tear excepted and make all necessary replacements thereof, and preserve and maintain all licenses, trademarks, privileges, permits, franchises, certificates and the like necessary for the operation of its business.

                H.      ENVIRONMENTAL.  Immediately advise Bank in writing of
(i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials affecting Borrower's business operations; and (ii) all claims made or threatened by any third party against Borrower relating to damages, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials. Borrower shall immediately notify Bank of any remedial action taken by Borrower with respect to Borrower's business operations. Borrower will not use or permit any other party to use any Hazardous Materials at any of Borrower's places of business or at any other property owned by Borrower except such materials as are incidental to Borrower's normal course of business, maintenance and repairs and which are handled in compliance with all applicable environmental laws. Borrower agrees to permit Bank, its agents, contractors and employees to enter and inspect any of Borrower's places of business or any other property of Borrower at any reasonable times upon three (3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that Borrower is complying with this covenant and Borrower shall reimburse Bank on demand for the costs of any such environmental investigation and audit. Borrower shall provide Bank, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of by Borrower's business operations within five (5) days of the request therefore.

        5. NEGATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will not, without the prior written consent of Bank (and without limiting any requirement of any other Loan Documents).

                A. TRANSFER OF ASSETS OR CONTROL. Sell, lease, assign or otherwise dispose of or transfer any assets, except in the normal course of its business, or enter into any merger or consolidation, in which Borrower is not the surviving entity, or transfer control or ownership of the Borrower.

                B. LIENS. Grant, suffer, or permit any contractual or noncontractual lien on or security interest in its assets, except in favor of Bank and except as described in Exhibit A attached hereto, or fail to promptly pay when due all lawful claims, whether for labor, materials or otherwise.

                C. CHARACTER OF BUSINESS. Change the general character of business as conducted at the date hereof, or engage in any type of business not reasonably related to its business as presently conducted.

        6. DEFAULT. Borrower shall be in default under this Agreement and under each of the other Loan Documents if it shall default in the payment of any amounts due and owing under the Loan or should it fail to timely and properly observe, keep or perform any term, covenant, agreement or condition in any Loan Document or in any other loan agreement, promissory note, security agreement, deed of trust, deed to secure debt, mortgage, assignment or other contract securing or evidencing payment of any indebtedness of Borrower to Bank or any affiliate or subsidiary of NationsBank Corporation.

        7. REMEDIES UPON DEFAULT. If an event of default shall occur, Bank shall have all rights, powers and remedies available under each of the Loan Documents as well as all rights and remedies available at law or in equity.

        8. NOTICES. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to the other party under any provision of this Agreement must be in writing delivered to the other party at the following address:

        Borrower:

                Tandy Brands Accessories, Inc.
        ----------------------------------------------------
                690 E. Lamar Blvd. Suite 200
        ----------------------------------------------------
                Arlington, TX 76011 Attn: Stan Ninemire
        ----------------------------------------------------

        Fax. No.
                -----------------------

        Bank:

                NationsBank of Texas, N.A.
        ----------------------------------------------------
                500 W. 7th Street
        ----------------------------------------------------
                Fort Worth, TX 76113 Attn: Vince Liberio
        ----------------------------------------------------

        Fax. No.
                -----------------------

or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made as follows:

                A. If sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid:

                B.      If sent by any other means, upon delivery.

        9.      COSTS, EXPENSES AND ATTORNEYS' FEES.    Borrower shall pay to
Bank immediately upon demand the full amount of all costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel if permitted by applicable law), incurred by Bank in connection with (a) negotiation and preparation of this Agreement and each of the Loan Documents, and (b) all other costs and attorneys' fees incurred by Bank for which Borrower is obligated to reimburse Bank in accordance with the Terms of the Loan Documents.

        10.     MISCELLANEOUS.   Borrower and Bank further covenant and agree
as follows, without limiting any requirement of any other Loan Document:

                A.      CUMULATIVE RIGHTS AND NO WAIVER.    Each and every
right granted to Bank under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Bank, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Bank of any right preclude any other or future exercise thereof or the exercise of any other right. Borrower expressly waives any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration. No notice to or demand on Borrower in any case shall, of itself, entitle Borrower to any other or future notice or demand in similar or other circumstances.

                B.      APPLICABLE LAW.   This Loan Agreement and the rights and
obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of Texas and applicable United States federal law.

                C.      AMENDMENT.   No modification, consent, amendment or
waiver of any provision of this Loan Agreement, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by an officer of Bank, and then shall be effective only in the specified instance and for the purpose for which given. This Loan Agreement is binding upon Borrower, its successors and assigns, and inures to the benefit of Bank, its successors and assigns; however, no assignment or other transfer of Borrower's rights or obligations hereunder shall be made or be effective without Bank's prior written consent, nor shall it relieve Borrower of any obligations hereunder. There is no third party beneficiary of this Loan Agreement.

                D.      DOCUMENTS.   All documents, certificates, and other
items required under this Loan Agreement to be executed and/or delivered to Bank shall be in form and content satisfactory to Bank and its counsel.

                E.      PARTIAL INVALIDITY.   the unenforceability or
invalidity of any provision of this Loan Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

                F.      INDEMNIFICATION.   Notwithstanding anything to the
contrary contained in Section 10(G), Borrower shall indemnify, defend and hold Bank and its successors and assigns harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs or other expenses (including reasonable attorneys' fees and court costs) arising from or in any way related to any of the transactions contemplated hereby, including but not limited to actual or threatened damage to the environment, agency costs of investigation, personal injury or death, or property damage, due to a release or alleged release of Hazardous Materials, arising from Borrower's business operations, any other property owned by Borrower or in the surface or ground water arising from Borrower's business operations, or gaseous emissions arising from Borrower's business operations or any other condition existing or arising from Borrower's business operations resulting from the use or existence of Hazardous Materials, whether such claim proves to be true or false. Borrower further agrees that its indemnity obligations shall include, but are not limited to, liability for damages resulting from the personal injury or death of an employee of the Borrower, regardless of whether the Borrower has paid the employee under fines, penalties, costs or other expenses (including reasonable attorney's fees and court costs) arising from or in any way related to any of the transactions contemplated hereby, including but not limited to actual or threatened damage to the environment, agency costs of investigation, personal injury or death, or property damage, due to a release or alleged release of Hazardous Materials, arising from Borrower's business operations, any other property owned by Borrower or in the surface or ground water arising from Borrower's business operations, or gaseous emissions arising from Borrower's business operations of any other condition existing or arising from Borrower's business operations resulting from the use or existence of Hazardous Materials, whether such claim proves to be true or false. Borrower further agrees that its indemnity obligations shall include, but are not limited to, liability for damages resulting from the personal injury or death of an employee of the Borrower, regardless of whether the Borrower has paid the employee under the workmen's compensation laws of any state or other similar federal or state legislation for the protection of employees. The term "property damage" as used in this paragraph includes, but is not limited to, damage to any real or personal property of the Borrower, the Bank, and of any third parties. The Borrower's obligations under this paragraph shall survive the repayment of the Loan and any deed in lieu of foreclosure or foreclosure of any Deed to Secure Debt, Deed of Trust, Security Agreement or Mortgage securing the Loan.

        G. SURVIVABILITY. All covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the Loan and shall continue in full force and effect so long as the Loan is outstanding or the obligation of the Bank to make any advances under the Line shall not have expired.

    11. GOVERNING LAW. THE LOAN DOCUMENTS ARE PERFORMABLE IN DALLAS COUNTY, TEXAS, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA. TEX. REV. CIV. STAT. ANN. ART. 5069 CH. 15 (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS) SHALL NOT APPLY TO THE LOANS EVIDENCED BY THIS NOTE. WITHOUT EXCLUDING ANY OTHER JURISDICTION, BORROWER AGREES THAT THE COURTS OF THE STATE OF TEXAS SITTING IN DALLAS, DALLAS COUNTY, TEXAS, AND THE FEDERAL COURTS SITTING IN DALLAS, DALLAS COUNTY, TEXAS, WILL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION HEREWITH.

    12. NO ORAL AGREEMENT. THIS WRITTEN LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal by their duly authorized representatives as of the date first above written.

BORROWER:                               BANK:

By: /s/ JS. B. JENKINS     (Seal)       By: /s/ VINCE LIBERIO    (Seal)
   -----------------------                 ---------------------
Name: JS. B. Jenkins                    Name: Vince Liberio
     ---------------------                   -------------------
Title: PRESIDENT, CEO                   Title: SVP
      --------------------                    ------------------
       [Corporate Seal]

If the Borrower is a corporation, the signature should be attested by the Secretary or Assistant
Secretary of the corporation and the corporate seal affixed.


Attest: /s/ STAN NINEMIRE  (Seal)
       -------------------
Name: Stan Ninemire
     ---------------------
Title: CFO
      --------------------

                                  EXHIBIT "A"

                                Permitted Liens

        Borrower may grant, suffer or permit any contractual or non-contractual liens or security interests in its assets, as set forth below (liens described below are herein referred to as "Permitted Liens"):

        1. Inchoate liens for taxes, assessments or governmental charges or levies not yet due or liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

        2. Liens in respect to property or assets of the Borrower or any of its subsidiaries imposed by law, which were incurred in the ordinary course of business, and do not secure indebtedness for borrowed money, such as carriers', warehousemen's materialmen's and mechanics' liens and other similar liens arising in the ordinary course of business, and which do not in the aggregate materially detract from the value of the Borrower's or such subsidiary's property or assets or materially impair the use thereof in the operation of the business of the Borrower or such subsidiary, or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale or property or assets subject to any such lien;

        3. Liens in existence on the date of this Agreement, plus renewals and extensions of such liens to the extent that the aggregate principal amount of the indebtedness, if any, secured by such liens is not increased from the amount outstanding at the time of any such renewal or extension, and any such renewals or extensions do not encumber any additional assets or properties of the Borrower or any of its subsidiaries;

        4. Leases or subleases granted to other persons not materially interfering with the conduct of the business of the Borrower and its subsidiaries taken as a whole;

        5. Liens placed on equipment or machinery used in the ordinary course of business of Borrower of any of its subsidiaries, or on real property of the Borrower or any of its subsidiaries, in each case at the time of acquisition thereof by the Borrower or any such subsidiary or within sixty days thereafter to secure indebtedness incurred to pay all or a portion of the purchase price thereof, provided that the lien encumbering the equipment, machinery or real property so acquired does not encumber any other asset of the Borrower or such subsidiary;

        6. Easements, right-of-way restrictions, encroachments and other similar charges or encumbrances and minor title deficiencies in each case not securing indebtedness and not materially interfering with the conduct of the business of the Borrower or any of its subsidiaries;

        7. Statutory and common law landlord's liens under leases to which the Borrower or any of its subsidiaries is a party; and

        8. Liens resulting from pledges or deposits to secure payments of workmen's compensation, unemployment insurance or other social security programs or securing the performance of surety and bid and performance bonds, tenders, leases and other obligations of similar nature, in each case incurred in the ordinary course of business (exclusive of obligations in respect to the payment for borrowed money).

NATIONSBANK OF TEXAS, N.A.                                               4393245
Texas                                                                      35901
                                                                 M993552-001-001
                                                                              NS

                                PROMISSORY NOTE


Date: MAY 16, 1997                                                           NEW

Amount: $5,000,000.00

===============================================================================

Bank:                                      Borrower:
NationsBank of Texas, N.A.

Banking Center:
Fort Worth                                 Tandy Brands Accessories, Inc.
500 West 7th Street                        690 East Lamar Blvd.
Fort Worth, TX 76102-4700                  Suite 200
                                           Arlington, TX 76011

Tarrant County                             Tarrant County

===============================================================================

FOR VALUE RECEIVED, the undersigned Borrower unconditionally (and jointly and severally, if more than one) promises to pay to the order of Bank, its successors and assigns, without setoff, at its offices indicated at the beginning of this Note, or at such other place as may be designated by Bank, the principal amount of FIVE MILLION DOLLARS AND NOT CENTS ($5,000,000.00), or so much thereof as may be advanced from time to time in immediately available funds, together with interest computed daily on the outstanding principal balance hereunder, at an annual interest rate, and in accordance with the payment schedule, indicated below.

1.     RATE.

       See "Exhibit A, Interest Rate Option Provisions", attached hereto and made a part hereof by reference.

Notwithstanding any provision of this Note, Bank does not intend to charge and Borrower shall not be required to pay any amount of interest or other charges in excess of the maximum permitted by applicable law. Borrower agrees that during the full term hereof, the maximum lawful interest rate for this Note as determined under Texas law shall be the indicated rate ceiling as specified in
Article 5069-1.04 of VATS. Further, to the extent that any other lawful rate ceiling exceeds the rate ceiling so determined then the higher rate ceiling shall apply. Any payment in excess of such maximum shall be refunded to Borrower or credited against principal, at the option of Bank.

2. ACCRUAL METHOD. Interest at the Rate set forth above will be calculated by the actual/360 day method (a daily amount of interest is computed for a hypothetical year of 360 days; that amount is multiplied by the actual number of days for which any principal is outstanding hereunder).

3. RATE CHANGE DATE. Any Rate based on a fluctuating index or base rate will change, unless otherwise provided, each time and as of the date that the index or base rate changes. In the event any index is discontinued, Bank shall substitute an index determined by Bank to be comparable, at its sole discretion.

4. PAYMENT SCHEDULE. All payments received hereunder shall be applied first to the payment of any expense or charges payable hereunder or under any other loan documents executed in connection with this Note, then to interest due and payable, with the balance applied to principal, or in such other order as Bank shall determine at its option.

       See "Exhibit A, Interest Rate Option Provisions", attached hereto and made a part hereof by reference.

5. REVOLVING FEATURE. Borrower may borrow, repay and reborrow hereunder at any time, up to a maximum aggregate amount outstanding at any one time equal to the principal amount of this Note, provided, that Borrower is not in default under any provision of this Note, any other documents executed in connection with this Note, or any other note or other loan documents now or hereafter executed in connection with any other obligation of Borrower to Bank, and provided that the borrowings hereunder do not exceed any borrowing base or other limitation on borrowings by Borrower. Bank shall incur no liability for its refusal to advance funds based upon its determination that any conditions of such further advances have not been met. Bank records of the amounts borrowed from time to time shall be conclusive proof thereof.

6.

7. WAIVERS, CONSENTS AND COVENANTS. Borrower, any indorser or guarantor hereof, or any other party hereto (individually an "Obligor" and collectively "Obligors") and each of them jointly and severally: (a) waive presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to any Obligor in connection with the delivery, acceptance, performance, default or enforcement of this Note, any indorsement or guaranty of this Note, or any other documents executed in connection with this Note or any other note or other loan documents now or hereafter executed in connection with any obligation of Borrower to Bank (the "Loan Documents");



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(b) consent to all delays, extensions, renewals or other modifications of this
Note or the Loan Documents, or waivers of any term hereof or of the Loan Documents, or release or discharge by Bank of any of Obligors, or release, substitution or exchange of any security for the payment hereof, or the failure to act on the part of Bank, or any indulgence shown by Bank (without notice to or further assent from any of Obligors), and agree that no such action, failure to act or failure to exercise any right or remedy by Bank shall in any way affect or impair the obligations of any Obligors or be construed as a waiver by Bank of, or otherwise affect, any of Bank's rights under this Note, under any indorsement or guaranty of this Note or under any of the Loan Documents; and
(c) agree to pay, on demand, all costs and expenses of collection or defense of this Note or of any indorsement or guaranty hereof and/or the enforcement or defense of Bank's rights with respect to, or the administration, supervision, preservation, or protection of, or realization upon, any property securing payment hereof, including, without limitation, reasonable attorney's fees, including fees related to any suit, mediation or arbitration proceeding, out of court payment agreement, trial, appeal, bankruptcy proceedings or other proceeding, in such amount as may be determined reasonable by any arbitrator or court, whichever is applicable.

8. PREPAYMENTS. Prepayments may be made in whole or in part at any time on any loan for which the Rate is based on the Prime Rate. All prepayments of principal shall be applied in the inverse order of maturity, or in such other order as Bank shall determine in its sole discretion. No prepayment of any other loan shall be permitted without the prior written consent of Bank. Notwithstanding such prohibition, if there is a prepayment of any such loan, whether by consent of Bank, or because of acceleration or otherwise, Borrower shall, within 15 days of any request by Bank, pay to Bank any loss or expense which Bank may incur or sustain as a result of such prepayment. For the purposes of calculating the amounts owed only, it shall be assumed that Bank actually funded or committed to fund the loan through the purchase of an underlying deposit in an amount and for a term comparable to the loan, and such determination by Bank shall be conclusive, absent a manifest error in computation.

9. EVENTS OF DEFAULT. The following are events of default hereunder: (a) the failure to pay or perform any obligation, liability or indebtedness of any Obligor to Bank, or to any affiliate or subsidiary of NationsBank Corporation, whether under this Note or any Loan Documents, as and when due (whether upon demand, at maturity or by acceleration); (b) the failure to pay or perform any other obligation, liability or indebtedness of any Obligor to Texas Commerce Bank, N.A. (e) the commencement of a proceeding against any Obligor for dissolution or liquidation, the voluntary or involuntary termination or dissolution of any Obligor or the merger or consolidation of any Obligor with or into another entity in which the Obligor is not the surviving entity; (f) the insolvency of, the business failure of, the appointment of a custodian, trustee, liquidator or receiver for or for any of the property of, the assignment for the benefit of creditors by, or the filing of a petition under bankruptcy, insolvency or debtor's relief law or the filing of a petition for adjustment of indebtedness, composition or extension by or against any Obligor;
(g) the determination by Bank that any material representation or warranty made to Bank by any Obligor in any Loan Documents or otherwise is or was, when it was made, untrue or materially misleading; (h) the failure of any Obligor to timely deliver such financial statements, including tax returns, other statements of condition or other information, as Bank shall reasonably request from time to time;

10. REMEDIES UPON DEFAULT. Whenever there is a default under this Note (a) the entire balance outstanding hereunder and all other obligations of any Obligor to Bank (however acquired or evidenced) shall, at the option of Bank, become immediately due and payable and any obligation of Bank to permit further borrowing under this Note shall immediately cease and terminate, and/or (b) to the extent permitted by law, the Rate of interest on the unpaid principal shall be increased at Bank's discretion up to the maximum rate allowed by law, or if none, 25% per annum (the "Default Rate"). The provisions herein for a Default Rate shall not be deemed to extend the time for any payment hereunder or to constitute a "grace period" giving Obligors a right to cure any default. At Bank's option, any accrued and unpaid interest, fees or charges may, for purposes of computing and accruing interest on a daily basis after the due date of the Note or any installment thereof, be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the Default Rate provided in this Note until the entire outstanding balance of principal and interest is paid in full. Upon a default under this Note, Bank is hereby authorized at any time, at its option and without notice or demand, to set off and charge against any deposit accounts of any Obligor, (as well as any money, instruments, securities, documents, chattel paper, credits, claims, demands, income and any other property, rights and interests of any Obligor), which at any time shall come into the possession or custody or under the control of Bank or any of its agents, affiliates or correspondents, any and all obligations due hereunder. Additionally, Bank shall have all rights and remedies available under each of the Loan Documents, as well as all rights and remedies available at law or in equity.

11. NON-WAIVER. The failure at any time of Bank to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of Bank shall be cumulative and may be pursued singly, successively or together, at the option of Bank. The acceptance by Bank of any partial payment shall not constitute a waiver of any default or of any of Bank's rights under this Note. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by Bank unless the same shall be in writing, duly signed on behalf of Bank; each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Bank or the obligations of Obligors to Bank in any other respect at any other time.

12. APPLICABLE LAW, VENUE AND JURISDICTION. Borrower agrees that this Note shall be deemed to have been made in the State of Texas at Bank's address indicated at the beginning of this Note and shall be governed by, and construed in accordance with, the laws of the State of Texas, and is performable in the City and County of Texas indicated at the beginning of this Note. In any litigation in connection with or to enforce this Note or any indorsement or guaranty of this Note or any Loan Documents, Obligors, and each of them, irrevocably consent to and confer personal jurisdiction on the courts of the State of Texas or the United States courts located within the State of Texas. Nothing contained herein shall, however, prevent Bank from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available under applicable law.

13. PARTIAL INVALIDITY. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein and the invalidity or enforceability of any provision of this Note or of the Loan Documents to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

14. BINDING EFFECT. This Note shall be binding upon and inure to the benefit of Borrower, Obligors and Bank and their



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
Obligors hereunder can be assigned without prior written consent of Bank.

15. CONTROLLING DOCUMENT. To the extent that this Note conflicts with or is in any way incompatible with any other document related specifically to the loan evidenced by this Note, this Note shall control over any other such document, and if this Note does not address an issue, then each other such document shall control to the extent that it deals most specifically with an issue.

16. GOVERNING LAW. THE LOAN DOCUMENTS ARE PERFORMABLE IN DALLAS COUNTY, TEXAS, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA. TEX. REV. CIV. STAT. ANN. ART. 5069 CH.15 (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS) SHALL NOT APPLY TO THE LOANS EVIDENCED BY THIS NOTE. WITHOUT EXCLUDING ANY OTHER JURISDICTION, BORROWER AGREES THAT THE COURTS OF THE STATE OF TEXAS SITTING IN DALLAS, DALLAS COUNTY, TEXAS, AND THE FEDERAL COURTS SITTING IN DALLAS, DALLAS COUNTY, TEXAS, WILL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION HEREWITH.

Borrower represents to Bank that the proceeds of this loan are to be used primarily for business, commercial or agricultural purposes. Borrower acknowledges having read and understood, and agrees to be bound by, all terms and conditions of this Note.

NOTICE OF FINAL AGREEMENT. THIS WRITTEN PROMISSORY NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


BORROWER:


TANDY BRANDS ACCESSORIES, INC.
(A DELAWARE CORPORATION)


By:  /s/ STAN NINEMIRE
     ------------------------------------------

       Name:  Stan Ninemire
              --------------------------------

       Title: CFO
              --------------------------------


(Corporate Seal)


Bank:  NationsBank of Texas, N.A.


By:  /s/ VINCE LIBERIO  SVP
     ------------------------------------------

Name:  Vince Liberio

Title: Sr. Vice President



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
                                                              Customer # 4393425

                                   EXHIBIT A

                        INTEREST RATE OPTION PROVISIONS

     THIS EXHIBIT A is attached to and forms a part of that certain PROMISSORY NOTE (the "Note"), dated MAY 16, 1997, executed by TANDY BRANDS ACCESSORIES, INC., a DELAWARE CORPORATION ("Borrower"), and made payable to the order of NationsBank of Texas, N.A. ("Bank").

          1. Borrower's Rates. On the terms and subject to the conditions set forth below, Borrower will be able to select, from one of the following Rate Options, an interest rate which will be applicable to a particular dollar increment of amounts outstanding, or to be disbursed, under the Note: [check the available options]

          [X]    The Prime Rate plus 0.00 (the "Prime Rate Option");

          [ ] The Treasury Securities Rate plus _ (the "Treasury Securities Rate Option"); or

          [X]    The LIBOR Funding Rate, plus .75 (the "LIBOR Rate
                 Option");

          [ ]    The Eurodollar Rate, plus _ (the "Eurodollar Rate
                 Option");

          [ ]    The CD Rate plus _ (the "CD Rate Option"); or

          [ ]    The Quoted Rate, plus _ (the "Quoted Rate Option");

          [ ]    The Transaction Rate of - (the "Transaction Rate Option").

Interest based on the Prime Rate Option is a floating rate and will change on and as of the date of a change in the Prime Rate. The period of time during which the Prime Rate shall be applicable shall be a Prime Rate Interest Period. Interest based on the Treasury Securities Rate Option will be fixed for periods of _ year(s) (each a "Treasury Securities Interest Period"). Interest based on the LIBOR Rate Option will be fixed for periods of ONE, TWO, THREE, OR SIX MONTHS (each a "LIBOR Interest Period"). Interest based on the Eurodollar Rate Option will be fixed for periods of _ (each a "Eurodollar Interest Period"). Interest based on the CD Rate Option will be fixed for periods of _(each a "CD Interest Period"). Interest based on the Quoted Rate Option will be fixed for periods of _ (each a "Quoted Interest Period"). Interest based on the Transaction Rate Option will be fixed for periods of _ (each a "Transaction Interest Period"). The Treasury Securities Rate, the LIBOR Rate, the Eurodollar Rate, the CD Rate, the Quoted Rate, and the Transaction Rate each being hereafter from time to time referred to as a "Fixed Rate Option").

          2.     Selection of Applicable Interest Rate.

          (a) Request. Borrower may request (a "Rate Request") that a $100,000.00 increment or any amount in excess thereof (an "Increment") of the outstanding principal of, or amounts to be disbursed under, the Note bear interest at the Prime Rate Option, Treasury Securities Rate Option, the LIBOR Rate Option, the Eurodollar Rate Option, the CD Rate Option, the Quoted Rate Option or the Transaction Rate Option, as applicable, by telephonic notice no later than 10:00 a.m. (Central time) a sufficient (in Bank's sole discretion) number of Business Days prior to the effective date of the Rate Request to permit Bank to quote the rate requested.

          (b) Applicable Interest Rates. Borrower's Rate Request will become effective, and interest on the Increment designated will be calculated at the rate (the "Effective Rate") requested by Borrower for the applicable Interest Period, subject to the following:

                 (i) Notwithstanding any Rate Request, interest shall be calculated on the basis of the Prime Rate Option if (a) Bank, in good faith, is unable to ascertain the requested Fixed Rate Option by reason of circumstances then affecting the applicable money market or otherwise, (b) it becomes unlawful or impracticable for the Bank to maintain loans based upon the requested Fixed Rate Option, or (c) Bank, in good faith, determines that it is impracticable to maintain loans based on the requested Fixed Rate Option because of increased taxes, regulatory costs, reserve requirements, expenses or any other costs or charges that affect such Interest Rate Options. Upon the occurrence of any of the above events, any Increment to which a requested Fixed Rate Option applies, shall be immediately (or at the option of Bank, at the end of the current Fixed Rate Interest Period), without further action of Borrower or Bank, converted to an Increment to which the Prime Rate Option applies.

                 (ii) Borrower may have no more than a total of 10 Effective Rates applicable to amounts outstanding under the Note at any given time.

                 (iii) A Rate Request shall be effective as to amounts to be distributed under the Note only if, on the effective date of the Rate Requests, such amounts are in fact disbursed to or for the account of the Borrower in accordance with the provisions of the Note and any related loan



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
documents.

                 (iv) Any amounts of outstanding principal for which a Rate Request has not been made, or is otherwise not effective, shall bear interest until paid in full at the Prime Rate Option.

                 (v) Any amounts of outstanding principal bearing interest based upon a Fixed Rate Option shall bear interest at such rate until the end of the Interest Period therefor, and thereafter shall bear interest based upon the Prime Rate Option unless a new Rate Request for a Fixed Rate Option complying with the terms hereof has been made and has become effective.

                 (vi) If Borrower shall be in default under the Note ("Default"), then Bank shall no longer be obligated to honor any Rate Requests.

                 (vii) No Fixed Rate Interest Period shall extend beyond the maturity date of the Note.

          (c) Repayment. Principal shall be payable on May 14, 1999 and interest shall be payable as follows: [check all that apply]

          [X]    For any Interest Period during which the Prime Rate is
          applicable to any of the outstanding principal, interest thereon shall be payable Quarterly and continuing on the same day of each successive month, quarter or other period (as applicable) thereafter, with a final payment of all accrued and unpaid interest on the last day of such Interest Period.

          []     For any Interest Period during which the Quoted Rate is
          applicable to any of the outstanding principal, interest thereon shall be payable _ and continuing on the _ day of each successive month, quarter or other period (as applicable) thereafter, with a final payment of all accrued and unpaid interest on the last day of such Interest Period.

          []     For any Interest Period during which the Transaction Rate is applicable to any of the outstanding principal, interest thereon shall be payable - and continuing on the _ day of each successive month, quarter or other period (as applicable) thereafter, with a final payment of all accrued and unpaid interest on the last day of such Interest Period.

          [X]    For any Interest Period during which the LIBOR Funding Rate is applicable to any of the outstanding principal, all accrued and unpaid interest thereon shall be payable on the last day of each applicable Interest Period and, in the case of an Interest Period greater than three months, at three month intervals after the first day of such Interest Period.

          []     For any Interest Period during which the Eurodollar Rate is applicable to any of the outstanding principal, all accrued and unpaid interest thereon shall be payable on the last day of each applicable Interest Period and, in the case of an Interest Period greater than three months, at three month intervals after the first day of such Interest Period.

          []     For any Interest Period during which the CD Rate is applicable to any of the outstanding principal, all accrued and unpaid interest thereon shall be payable on the last day of each applicable Interest Period and, in the case of an Interest Period greater than 90 days, at 90 day intervals after the first day of such Interest Period.

          []     For any Interest Period during which the Treasuries Securities
          Rate is applicable to any outstanding principal, interest thereon shall be payable _ and continuing on the _ day of each successive month, quarter or other period (as applicable) thereafter, with a final payment of all accrued and unpaid interest on the last day of such Interest Period.

          3. Defined Terms. The following terms as used in this Exhibit A shall have the following meanings:

          "Business Day" shall mean a day on which Bank is open for business and dealing in deposits in FORT WORTH, TEXAS.

          "Treasury Securities Rate" shall mean the rate of interest per annum determined by Bank, in accordance with its customary general practice from time to time, to be the weekly average yield on all United States Treasury Securities adjusted to a constant maturity for a term comparable to such Interest Period, as most recently reported by the Federal Reserve System in the weekly FEDERAL RESERVE STATISTICAL RELEASE NO. H-15(519), entitled "Selected Interest Rates" (or any succeeding publication)(the "Treasury Securities Rate") adjusted from time to time in Bank's sole discretion for then applicable reserve requirements, deposit insurance assessment rates and other regulatory costs.

          "CD Rate" shall mean the rate of interest per annum (rounded upwards, if necessary, to the next higher 1/16 of 1%) determined by Bank, in accordance with its customary general practice from time to time, paid from time to time by major banks on negotiable certificates of deposit (secondary market) in amounts of $1,000,000.00 or more for a term comparable to such Interest Period, as most recently reported by the Federal Reserve System in the weekly FEDERAL RESERVE STATISTICAL RELEASE NO. H-15(519), entitled "Selected Interest Rates" (or any succeeding publication) (the "CD Rate") adjusted from time to time in Bank's sole discretion for then applicable reserve requirements, deposit insurance assessment rates and other regulatory costs.

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
          "LIBOR Funding Rate" shall mean the rate of interest set by Bank as the LIBOR Funding Rate as of and at any time during the second Business Day immediately preceding the first day of such Interest Period, for a term comparable to such Interest Period, as adjusted from time to time in Bank's sole discretion for then applicable reserve requirements, deposit insurance assessment rates and other regulatory costs.

          "Eurodollar Rate" shall mean the rate of interest set by Bank as the Eurodollar Rate, as of and at any time during the second Business Day immediately preceding the first day of such Interest Period, for a term comparable to such Interest Period, as adjusted from time to time in Bank's sole discretion for then applicable reserve requirements, deposit insurance assessment rates and other regulatory costs.

          "Prime Rate" is the fluctuating rate of interest established by Bank from time to time, at its discretion, whether or not such rate shall be otherwise published. The Prime Rate is established by Bank as an index and may or may not at any time be the best or lowest rate charged by Bank on any loan.

          "Quoted Rate" shall mean a fixed rate of interest per annum agreed upon by the Bank and Borrower on or prior to the first day of the Interest Period for which such rate shall be in effect.

          "Transaction Rate" shall mean the fixed rate of _ % per annum.

          4. Notices; Authority to Act. Borrower acknowledges and agrees that the agreement of Bank herein to receive certain notices by telephone is solely for the convenience of Borrower. Bank shall be entitled to rely on the authority of the person purporting to be a person authorized by Borrower to give such notice, and Bank shall have no liability to Borrower on account of any action taken by Bank in reliance upon such telephonic notice. The obligation of Borrower to repay all sums owing under the Note shall not be affected in any way or to any extent by any failure by Bank to receive written confirmation of any telephonic notice or the receipt by Bank of a confirmation which is at variance with the terms understood by Bank to be contained in the telephonic notice.

       IN WITNESS WHEREOF, the parties hereto have executed this Exhibit A to Note as of the 14 day of May 1997.



                                   Borrower:  Tandy Brands Accessories, Inc.

                                   By:  /s/ STAN NINEMIRE
                                        ------------------------------------

                                   Bank:  NationsBank Texas, N.A.


                                   By:  /s/ VINCE LIBERIO
                                        ------------------------------------
                                        Vince Liberio, Sr., Vice President




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                                                               Revised: 05/30/96

                                      NOTE


$10,000,000                      Fort Worth, Texas          May 16, 1997


     For value received, TANDY BRANDS ACCESSORIES, INC., a Delaware Corporation (the "Borrower"), promises to pay to the order of NATIONSBANK OF TEXAS, N.A. (the "Bank") the unpaid principal amount of each advance made by the Bank to the Borrower pursuant to the Letter Agreement referred to below ON DEMAND or, if not theretofore demanded, on the maturity date therefore determined in accordance with the Letter Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such advance ON DEMAND or, if not theretofore demanded, on such maturity date and at the rate determined in accordance with the Letter Agreement. AR such payments of principal and interest shall be made in lawful money of the the United States in Federal or other immediately available funds at the office of the Bank, 500 West Seventh Street, Fort Worth, Texas 76102-4700.

     All advances made by the Bank, the respective interest rates applicable thereto and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof, provided that the inaccuracy of, or the failure of the Bank to make, any such recordation shall not affect the obligations of the Borrower hereunder.

     This note is the Note referred to in the Letter Agreement dated as of October 31, 1996 between the Borrower and the Bank (as the same may be amended from time to time, the "Letter Agreement"). Reference is made to the Letter Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                   TANDY BRANDS ACCESSORIES, INC.


                                   By: /s/ STAN NINEMIRE
                                       ---------------------------

                                   Title:  CFO
                                          ------------------------

                                      NOTE

$10,000,000                      Fort Worth, Texas                   May 16,1997


     For value received, TANDY BRANDS ACCESSORIES, INC., a Delaware Corporation (the "Borrower"), promises to pay to the order of NATIONSBANK OF TEXAS, N.A. (the "Bank") the unpaid principal amount of each advance made by the Bank to the Borrower pursuant to the Letter Agreement referred to below ON DEMAND or, if not theretofore demanded, on the maturity date therefore determined in accordance with the Letter Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such advance ON DEMAND or, if not theretofore demanded, on such maturity date and at the rate determined in accordance with the Letter Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of the Bank, 500 West Seventh Street, Fort Worth, Texas 76102-4700.

     All advances made by the Bank, the respective interest rates applicable thereto and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof, provided that the inaccuracy of, or the failure of the Bank to make, any such recordation shall not affect the obligations of the Borrower hereunder.

     This note is the Note referred to in the Letter Agreement dated as of May 16, 1996 between the Borrower and the Bank (as the same may be amended from time to time, the "Letter Agreement"). Reference is made to the Letter Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                   TANDY BRANDS ACCESSORIES, INC.


                                   By: /s/ STAN NINEMIRE
                                       ---------------------------

                                   Title:  CFO
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